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                                                                  EXHIBIT 99(j)


          SUMMARY INSTRUCTIONS FOR PARTICIPATION IN EXCHANGE OFFER(S)


1) CHECK CONTENTS OF PACKAGE: Before proceeding, please ensure that this package contains the following materials:

         o Letter from John F. Smith, Jr., Chairman of the Board, Chief Executive Officer and President of General Motors Corporation.

         o       Prospectus dated ____, 1997.

         o Letter of Transmittal relating to the applicable series of Depositary Shares (printed on blue paper for the Series D Offer and green paper for the Series G Offer) bearing a pre-printed label with your account number and address (including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9).

         o Notice of Guaranteed Delivery relating to the applicable series of Depositary Shares (printed on blue paper for the Series D Offer and green paper for the Series G Offer).

         o       Question and Answer Pamphlet.

         o Return envelope addressed to The First National Bank of Boston, the Exchange Agent for both of the Offers.

2) REVIEW MATERIALS CAREFULLY BEFORE DECIDING TO PARTICIPATE: Please review all enclosed materials carefully before deciding to participate in either or both of the Offers. If your Depositary Shares are held by a broker or bank for your account and you decide to participate, you must contact you broker or bank and instruct them to tender your Depositary Shares on your behalf. (If you have so instructed your bank or broker, you do not need to proceed with instructions #3 and #4 below). If your Depositary Shares are registered in your name and you decide to participate, you must continue with instructions #3 and #4 below.

3) COMPLETE THE APPLICABLE LETTER(S) OF TRANSMITTAL: You must do the following to complete the Letter of Transmittal (printed on blue paper for the Series D Offer and green paper for the Series G Offer):

         o Read the "Instructions," "Important Tax Information" and the body of the transmittal letter on pages 3-8.

         o       Complete the box entitled "Description of Shares" (page 11).

         o Complete, sign and date the box entitled "Holder(s) of Depositary Shares Sign Here" (page 14).

         o Complete, sign and date the "Substitute Form W-9" and, if applicable, the box entitled "Certificate of Awaiting Taxpayer Identification Number" (page 15).

         o Some portions of the Letter of Transmittal should only be completed if applicable:

                 - If you cannot deliver your certificate(s) to the Exchange Agent before the applicable Expiration Date, a broker must guarantee delivery of your Depositary Shares. The broker must complete the applicable portion of page 11 and submit the separate document entitled "Notice of Guaranteed Delivery."
                 - If your tender has been solicited by a Soliciting Dealer, the name of the firm and the name of the individual broker or financial consultant should be identified in the box entitled "Solicited Tenders" on page 12.
                 - If you would like the Preferred Securities (or, if applicable, Depositary Shares) to be issued in the name of someone other than the current holder or to be mailed to someone other than the current holder, or to the current holder at an address other than that shown on the current certificate, please complete the appropriate portions of page 13 (See Instructions #1, 4, 5, 6, and 7 on the Letter of the Transmittal).

4) MAIL UNSIGNED DEPOSITARY SHARE CERTIFICATES AND SIGNED LETTER(S) OF TRANSMITTAL TO THE EXCHANGE AGENT: Send the applicable Letter(s) of Transmittal together with your certificate(s) representing Depositary Shares to The First National Bank of Boston, as Exchange Agent, at the address shown on the Letter(s) of Transmittal. Use of registered or certified mail is recommended. (Eligible institutions may tender by book-entry transfer - please see page 11 of the Letter of Transmittal).

IF YOU HAVE ANY QUESTIONS, HAVE NOT RECEIVED THE APPLICABLE LETTER(S) OF TRANSMITTAL OR OTHER DOCUMENTS PERTAINING TO THE APPLICABLE OFFER(S), OR NEED OTHER ASSISTANCE IN COMPLETING THE APPLICABLE LETTER(S) OF TRANSMITTAL, PLEASE CONTACT THE INFORMATION AGENT: GEORGESON & COMPANY INC., WALL STREET PLAZA, NEW YORK, NEW YORK 10005, (800) 223-2064 (TOLL FREE); BANKS AND BROKERS CALL COLLECT, (212) 440-9800.